Exhibit 99.1

BINAH CAPITAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

- Grew Total Revenue 8% Year-over-Year to $45 Million in the Fourth Quarter 2024 -

- Assets Under Management (“AuM”) Increased 13% Year-over-Year to $27 Billion -

- GAAP Net Loss of $1.1 Million in the Fourth Quarter -

- Grew Adjusted EBITDA* 43% Year-Over-Year to $2.0 Million in the Fourth Quarter -

New York – March 31, 2025 – Binah Capital Group, Inc. (“Binah”, “Binah Capital” or the “Company”) (NASDAQ: BCG; BCGWW), a leading financial services enterprise that owns and operates a network of industry-leading firms empowering independent financial advisors, today announced results for the quarter and year ended December 31, 2024.

"As we celebrate the one-year anniversary of our successful public listing, we’re pleased to deliver our 2024 fourth quarter results,” stated Craig Gould, Chief Executive Officer of Binah Capital Group. “Beyond our solid financial performance, we’ve accomplished several key milestones over the past year: closing of the business combination, forming Binah Capital Group, Inc. and listing on the NASDAQ, successful recruiting efforts, significantly reducing our cost of funding through the successful refinancing of our senior credit facility at favorable terms, and maintaining a mature and stable business despite ongoing market volatility.”

“Looking ahead, we are off to a strong start in 2025, with a robust acquisition and recruiting pipeline. We continue to uncover many significant opportunities to onboard additional new businesses as we execute on our external growth strategy. Moreover, our hybrid-friendly business model, coupled with the favorable market for opportunities in our sector, we believe positions us well to deliver profitable, long-term growth as we work to create significant value for our shareholders.”

Fourth Quarter 2024 Key Highlights Compared to Prior Year Period

▪	Total advisory and brokerage assets in the fourth quarter grew 13% year-over-year to $27 billion.

▪	Total revenue increased 8% year-over-year to $45 million.

▪	Gross profit of $8.5 million, compared to $9.0 million in the prior year period.

▪	Total operating expenses were $9.6 million, compared to $7.8 million in the prior-year period. The change in operating expenses was primarily due to costs related to the re-financing of senior credit facility and public company operating expenses incurred in the fourth quarter but not incurred in the prior year.

* Non-GAAP Financial Measures. Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) attributable to Binah adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and non-recurring items that in the judgement of management significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Binah’s control. See the section captioned the “Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

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▪	GAAP net loss of $1.1 million, compared to GAAP net loss of $1.1 million in the prior year.

▪	Adjusted EBITDA* grew 43% year-over-year to $2.0 million, which was primarily attributable to revenue growth, partially offset by higher expenses.

Full Year 2024 Key Highlights Compared to 2023

▪	Total revenue rose 1% year-over-year to $169 million.

▪	Gross profit increased 1% year-over-year to $32 million.

▪	Total operating expenses were $35 million, compared to $31 million in the prior-year. The change was primarily driven by costs related to the successful business combination, refinancing and public company related costs occurred in 2024 but were not incurred in 2023.

▪	GAAP net loss of $5.3 million, compared to GAAP net income of $0.6 million in the prior year.

▪	Adjusted EBITDA* of $6.3 million, compared to Adjusted EBITDA of $8.4 million in the prior year.

▪	Further optimized the balance sheet through the successful refinance of its $20.0 million senior notes at more favorable terms than the prior facility.

Liquidity and Capital

The Company had cash and cash equivalents of $8 million and outstanding long-term debt of $25 million, as of December 31, 2024.

* See "Non-GAAP Financial Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

About Binah Capital Group

Binah Capital Group (“Binah Capital”, “Binah” or the “Company,” is a financial services enterprise that owns and operates a network of industry-leading firms that empower independent financial advisors. As a national broker-dealer aggregator, Binah specializes in delivering value through its innovative hybrid-friendly model, making it an optimal platform for RIAs navigating today’s complex financial landscape. Binah’s portfolio companies are built to help advisors run, manage, and execute commission-based business seamlessly while providing best in class resources to support their advisory practice. We don’t just offer tools—we cultivate partnerships. Binah Capital Group stands alongside RIAs as a trusted ally, delivering the structure, flexibility, and cutting-edge solutions they need to succeed in an increasingly competitive marketplace.

For more, please visit: www.binahcap.com

Contact:

Binah Capital Investor Relations

ir@binahcap.com

Binah Capital Public Relations

media@binahcap.com

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Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA are non-GAAP financial measures, defined as net income (loss) attributable to Binah adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Binah’s control. The Company presents EBITDA and Adjusted EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA and Adjusted EBITDA are not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. The principal limitations of EBITDA and Adjusted EBITDA are that they exclude certain expenses that are required by U.S. GAAP to be recorded in our consolidated financial statements. In addition, EBITDA and Adjusted EBITDA are subject to inherent limitations as these metrics reflect the exercise of judgment by management about which expenses are excluded or included in determining EBITDA and Adjusted EBITDA. A reconciliation of Adjusted EBITDA to Net income attributable to Binah Capital, the most directly comparable GAAP measure, and Adjusted EBITDA to EBITDA appears below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be subject to the "safe harbor" created by those sections and other applicable laws. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Binah. Forward-looking statements include, but are not limited to statements regarding: Binah’s financial and operational outlook; Binah’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Binah’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Binah believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: our ability to comply with supervisory and regulatory compliance obligations, the risk we may be held liable for misconduct by our advisors; poor performance of our investment products and services; our ability to effectively maintain and enhance our brand and reputation; our ability to expand and retain our customer base; our future capital requirements and sources and uses of cash; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets; and the effectiveness of Binah’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Binah with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Binah cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Binah assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Binah does not give any assurance that it will achieve its expectations.

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Binah Capital Group Consolidated Balance Sheet

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2024 AND 2023

(in thousands, except share amounts)

	2024	2023
ASSETS
Assets:
Cash, cash equivalents and restricted cash	$8,486	$7,621
Receivables, net:
Commissions receivable	9,198	8,220
Due from clearing broker	873	631
Other	938	1,587
Property and equipment, net	599	974
Right of use assets	3,730	4,332
Intangible assets, net	1,021	1,580
Goodwill	39,839	39,839
Other assets	1,993	2,626

TOTAL ASSETS	$66,677	$67,410

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable, accrued expenses and other liabilities	$10,208	$9,082
Commissions payable	11,468	10,676
Operating lease liabilities	3,820	4,381
Notes payable, net of unamortized debt issuance costs of $739 and $645 as of December 31, 2024 and 2023, respectively	19,561	20,822
Promissory notes-affiliates	5,442	12,177
Due to members	—	5,169

TOTAL LIABILITIES	50,499	62,307

Mezzanine Equity:
Redeemable Series A Convertible Preferred Stock, par value $0.0001, 2,000,000 shares authorized, 1,555,000 shares outstanding at December 31, 2024	14,947	—
Stockholders’ Equity and Members’ Equity:
Series B Convertible Preferred Stock, par value $0.0001, 500,000 shares authorized, 150,000 shares outstanding at December 31, 2024	1,500	—
Common stock, $0.0001 par value, 55,000,000 authorized, 16,602,460 issued and outstanding at December 31, 2024	—	—
Additional paid-in-capital	22,984	—
Accumulated deficit	(23,253)	—
Members’ Equity attributed to Legacy BMS Management Services LLC	—	5,103
Total Stockholders’ Equity, Mezzanine Equity and Members’ Equity Attributable to BMS Management Services LLC	16,178	5,103

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$66,677	$67,410

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Binah Capital Group Consolidated Statement of Operations

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(in thousands, except per share amounts)

	2024	2023
Revenues:
Revenue from Contracts with Customers:
Commissions	$139,452	$138,191
Advisory fees	24,939	21,668
Total Revenue from Contracts with Customers	164,391	159,859
Interest and other income	4,512	8,096

Total revenues	168,903	167,955

Expenses:
Commissions and fees	136,932	136,169
Employee compensation and benefits	15,544	13,385
Rent and occupancy	1,150	1,189
Professional fees	6,971	4,709
Technology fees	1,292	2,457
Interest	4,026	5,119
Depreciation and amortization	1,019	1,216
Other	5,116	3,225

Total expenses	172,050	167,469

(Loss) income before provision for income taxes	(3,147)	486

Provision (benefit) for income taxes	1,415	(85)

Net (loss) income	$(4,562)	$571

Net income attributable to Legacy BMS Management Services LLC members	730	—

Net loss attributable to Binah Capital Group, Inc.	$(5,292)	—

Net loss per share basic and diluted	$(0.32)	—

Weighted average shares basic and diluted	16,593	—

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Binah Capital Group Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income plus interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus non-recurring costs related to our business combination as well as re-financing the senior credit facility costs. The Company presents EBITDA and Adjusted EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA and Adjusted EBITDA are not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the periods presented (in millions):

	For the Years Ended December 31,
EBITDA Reconciliation	2024	2023
Net (loss) income	$(4.6)	$0.6
Interest expense	4.0	5.1
(Benefit) Provision for income taxes	1.4	(0.1)
Depreciation and amortization	1.0	1.2
EBITDA	$1.9	$6.8
Business combination and re-financing costs	4.4	1.6
Adjusted EBITDA	$6.3	$8.4

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